Exhibit 10.1

FINAL VERSION

NOAH HOLDINGS LIMITED

2022 SHARE INCENTIVE PLAN

Adopted on December 16, 2022 and Effective on December 23, 2022

Article 1
PURPOSE

The purpose of the Noah Holdings Limited 2022 Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Noah Holdings Limited, a company formed under the laws of the Cayman Islands and carrying on business in Hong Kong as Noah Holdings Private Wealth and Asset Management Limited (the “Company”), by linking the personal interests of the members of the Board, Employees, and Service Providers to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Service Providers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan replaces the Noah Holdings Limited 2017 Share Incentive Plan (the “2017 Plan”) and the 2017 Plan shall continue to govern Awards (as defined in the 2017 Plan) granted prior to the Effective Date (as defined below) but no new Awards (as defined in the 2017 Plan) shall be granted under the 2017 Plan following the Effective Date.

Article 2
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1            “1% Individual Limit” shall have the meaning set forth in Section 3.1(d).

2.2            “10% Limit” shall have the meaning set forth in Section 3.1(a).

2.3            “ADS(s)” means American Depositary Shares (two ADSs representing one ordinary share of the Company).

2.4            “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.5            “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under applicable securities laws from time to time.

1

2.6            “Award” means an Option, SAR, Restricted Share award, Restricted Share Unit award, Dividend Equivalents award or Share Payment award, which may be granted to a Participant pursuant to the Plan.

2.7            “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.8            “Board” means the board of directors of the Company.

2.9            “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.10          “Committee” means a committee of the Board described in Article 12.1.

2.11          “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Committee shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)            an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(b)            the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)            the complete liquidation or dissolution of the Company;

(d)            any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e)            acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2

2.12          “Director” means a member of the Board.

2.13          “Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.14          “Dividend Equivalents” means a right granted to a Participant pursuant to Article 9 to receive the equivalent value (in cash or securities) of dividends paid with respect to the Shares.

2.15          “Effective Date” shall have the meaning set forth in Section 13.1.

2.16          “Eligible Individual” shall have the meaning set below:

(a)            any Employees of the Group, Directors or other directors of a Subsidiary, and persons who are expected to become Employees of the Group, Directors or other directors of a Subsidiary as an inducement to enter into employment or service contracts but effective no earlier than the date on which such individual begins to provide services to the Group (the “Employee Participants”);

(b)            any Employees or directors of a Related Entity, and persons who are expected to become Employees or directors of a Related Entity as an inducement to enter into employment or service contracts but effective no earlier than the date on which such individual begins to provide services to the Related Entity (the “Related Entity Participants”);

(c)            any consultants, independent contractors or agents (excluding professional advisors and experts) of the Company or a Subsidiary, and persons who are expected to become consultants, dependent contractors or agents (excluding professional advisors and experts) of the Company or a Subsidiary as an inducement to enter into service contracts (but effective no earlier than the date on which such individual begins to provide services to the Company or a Subsidiary), who provide services to the Company or its Subsidiaries on a continuing or recurring basis in its ordinary and usual course of business which are in the interest of the long term growth of the Company and its Subsidiaries, taking into account the length and nature of the services provided or which are expected to be provided, the terms of the engagements (including the hours, places and mode of services), and the business segments and focuses of the Group from time to time (the “Service Providers”), including but not limited to any consultant, independent contractor or agent who (i) provides advisory services, consultancy services, sales and marketing services, technology services, administrative services to the Company as consultants, independent contractors or agents where the continuity and frequency of their services are akin to those of employees, (ii) provides services in the wealth and asset management industry related projects of the Group, or (iii) provides advisory services and consultancy services after stepping down from an employment or director position with the Group, but excluding placing agents or financial advisers providing advisory services for fundraising, mergers or acquisitions and professional service providers, such as auditors or valuers who provide assurance or are required to perform their services with impartiality and objectivity;

3

provided, however, that Awards shall not be granted to any consultant, independent contractor or agent or Non-Employee Directors who are resident of any country which pursuant to Applicable Laws does not allow grants to non-employees.

2.17          “Employee” means any person, including an officer of the Company, a member of the Board, or other employees of the Company or a Subsidiary or an Related Entity, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.18          “Employee Participant” shall have the meaning set forth in Section 2.16(a).

2.19          “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.20          “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)            If the Shares and/or ADSs are listed on the NYSE, its Fair Market Value shall be the closing sales price per share for such Shares and/or ADSs (or the closing bid, if no sales were reported) as quoted on the NYSE on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable (in the case of ADSs, multiplied by, subject to Section 409A of the Code, the applicable conversion ratio from an ADS to the Shares);

(b)            If the Shares are not listed on the NYSE yet at the time listed on other established stock exchanges or national market systems, then its Fair Market Value shall be the closing price per share for such Shares as quoted on the exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing price was reported on that date, as applicable, on the last trading date such closing price was reported), as reported in relevant stock exchange’s daily quotations sheets or such other source as the Committee deems reliable;

(c)            If the Shares are not at the time listed or admitted to trading on any stock exchange, but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

4

(d)            In the absence of an established market for the Shares of the type described in (a), (b) and (c), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value and relevant.

2.21          “Group” means the Company and its Subsidiaries.

2.22          “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

2.23          “Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

2.24          “Hong Kong Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

2.25          “Incentive Share Option” or “ISO” means an Option meets the requirements of Section 422 of the Code or any successor provision thereto, which is intended by the Committee to constitute an Incentive Share Option.

2.26          “Independent Director” means a member of the Board who meets the independence standards under the applicable corporate governance rules of the stock exchange.

2.27          “Non-Employee Director” means a member of the Board who is a member of the Board, but not an officer or employee of the Company or any Subsidiary and qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.28          “Non-Qualified Share Option” means an Option that is not an Incentive Share Option.

2.29          “NYSE” means the New York Stock Exchange.

2.30          “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Qualified Share Option.

2.31          “Other Awards” means all categories of Awards excluding Options and SARs.

5

2.32          “Participant” means a person who is eligible to participate in the Plan and to be granted an Award pursuant to the Plan as an Eligible Individual.

2.33          “Parent” means a parent corporation under Section 424(e) of the Code.

2.34          “Performance Measures” means any one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; sales; revenues; stock price; total shareholder return; client satisfaction metrics; business unit development; and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets. Performance Measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or non-cash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

2.35          “PRC” means the Peoples Republic of China.

2.36          “Plan” means this Noah Holdings Limited 2022 Share Incentive Plan, as it may be amended from time to time.

2.37          “Related Entity” means any Parent of the Company, or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly, or an affiliated entity that the Company controls through contractual arrangements and consolidates the financial results according to the Applicable Accounting Standards, which in each case is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.38          “Related Entity Participant” shall have the meaning set forth in Section 2.16(b).

2.39          “Restricted Share” means a Share awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.40          “Restricted Share Unit” means the right granted to a Participant pursuant to Article 7 to receive a Share at a future date.

6

2.41          “Securities Act” means the Securities Act of 1933 of the United States, as amended.

2.42          “Service Provider Sublimit” shall have the meaning set forth in Section 3.1(a).

2.43          “Service Providers” shall have the meaning set forth in Section 2.16(c).

2.44          “Service Recipient” means the Company, any Subsidiary of the Company, or any Related Entity, as the case may be, to which a Participant provides services as an Employee, a Service Provider or a Director.

2.45          “Share” means an ordinary shares of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 11 and which shall rank pari passu in all respects with other fully-paid Shares in issue.

2.46          “Share Appreciation Right” or “SAR” means a right granted pursuant to Article 8 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.47          “Share Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares as part of any bonus, deferred compensation or other arrangement made in lieu of all or any portion of the compensation granted pursuant to Article 9.

2.48          “Scheme Mandate Limit” shall have the meaning set forth in Section 3.1(a).

2.49          “Subsidiary” means, for purposes of the Plan, (i) any entity which is accounted for and consolidated in the audited consolidated accounts of another entity as a subsidiary pursuant to the Applicable Accounting Standards, including any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company, or an affiliated entity that the Company controls through contractual arrangements and consolidates the financial results according to the Applicable Accounting Standards; and (ii) any entity which will, as a result of acquisition of its equity interest by another entity, be accounted for and consolidated in the next audited consolidated accounts of such other entity as a subsidiary pursuant to the Applicable Accounting Standards.

2.50          “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a Corporate Transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

7

Article 3
SHARES SUBJECT TO THE PLAN AND LIMITATION

3.1            Number of Shares and Amounts Subject to the Plan/Limitations.

(a)            Subject to the provisions of Article 11 and Section 3.1(b):

(i)	The maximum aggregate number of Shares which may be issued pursuant to all Awards under the Plan initially as of the date of approval of the Plan (which, for the avoidance of doubt, includes all Awards granted under this Plan, including Options, Restricted Share Units and others Awards as defined in Section 2.1) shall be 3,000,000; provided, however, that the maximum number of Shares which may be issued in respect of all Awards to be granted under this Plan (the “Scheme Mandate Limit”) shall be the lower of (i) 3,000,000 Shares and (ii) such number of Shares representing 10% of the total number of Shares outstanding as of the date of approval of the Plan by the Company’s shareholders (or, such number of Shares representing 10% of the total number of Shares outstanding as of the Effective Date, if lower) (the “10% Limit”).;

(ii)	Within the Scheme Mandate Limit, the maximum aggregate number of Shares which may be issued pursuant to all Awards to be granted to Service Providers under the Plan initially as of the date of approval of the Plan shall be 60,000; provided, however, that the maximum number of Shares which may be issued in respect of all Awards to be granted to Service Providers under this Plan (the “Service Provider Sublimit”) shall be the lower of (i) 60,000 Shares and (ii) such number of Shares representing 2% of the Scheme Mandate Limit as prescribed under the above paragraph (i) and shall be subject to any other requirements imposed under Applicable Laws;

(iii)	The foregoing Scheme Mandate Limit shall be reduced by the number of Shares that become subject to any Awards under the Plan; in particular, it shall be reduced by the number of Shares subject to any grants that occur under the 2017 Plan between the date of approval of the Plan and the Effective Date.

(b)            To the extent that an Award terminates, expires, or lapses for any reason, then such Share(s) underlying the Award shall not reduce the Scheme Mandate Limit and the Service Provider Sublimit and shall remain available for the grant of an Award pursuant to the Plan. In addition, only the Shares subject to a SAR that are issued to a Participant upon exercise of such SAR shall be counted as reduction of the Scheme Mandate Limit. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a). If any Restricted Shares are forfeited by the Participant or repurchased by the Company, such Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a). Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive Share option under Section 422 of the Code. To the extent any Shares covered by an Award that are not delivered to a Participant or beneficiary because they have been canceled, then such Shares shall reduce the Scheme Mandate Limit and the Service Provider Sublimit and shall not remain available for grant under the Plan. In addition, subject to the 10% Limit, (i) Shares withheld by the Company after the date of approval of the Plan to pay the withholding taxes related to an outstanding Award granted under the 2017 Plan, and (ii) Shares subject to Awards granted under the 2017 Plan between the date of approval of the Plan and the Effective Date which are not delivered to a Participant or beneficiary because they have lapsed in accordance with the terms of the 2017 Plan, including due to forfeiture, termination, or expiration of the Award, in each case, shall become available for grant under the Plan.

8

(c)            Subject to the terms and conditions of the Plan, the maximum number of Shares that may be delivered to Participants and/or their beneficiaries with respect to ISOs under the Plan shall be 3,000,000; provided, however, that to the extent that Shares not issued must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(d)            Subject to Section 11.1, to the extent any grant of an Award to an Eligible Individual would result in the Shares issued or to be issued in respect of all Awards granted to such individual under the 2022 Plan or other share schemes of the Company (excluding any Awards that have been forfeited or lapsed in accordance with the terms of the Plan) in the 12-month period up to and including the date of such grant representing in the aggregate more than the limit set out in the Hong Kong Listing Rules (which is currently 1% of the Shares of the Company issued as of such date (the “1% Individual Limit”)), such grant must be separately approved by the shareholders of the Company with such Eligible Individual and his/her close associates (or associates if such individual is a connected person) abstaining from voting in accordance with the Hong Kong Listing Rules.

(e)            The Company shall in any event comply with all applicable requirements, including the approval requirement, in respect of grants beyond applicable limits under any Applicable Laws.

3.2            Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, or Shares purchased on the open market. Additionally, in the discretion of the Committee, American Depositary Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depositary Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depositary Shares in lieu of Shares.

3.3            Grant of Awards to Directors, Chief Executive Officer or Substantial Shareholders. Where an Award is to be granted to a Director, chief executive officer or substantial shareholder of the Company or any of their associates (as defined under the Hong Kong Listing Rules) or any other connected persons of the Company (as defined under the Hong Kong Listing Rules), the grant shall be subject to approval requirements under Applicable Laws.

9

3.4            Refreshment of the Scheme Mandate Limit. Subject to the requirements of the Hong Kong Listing Rules in force from time to time, the Scheme Mandate Limit may be refreshed by the shareholders in a general meeting after three years from the date of the Company’s shareholders’ approval for the last refreshment (or the adoption of this Plan). Additional “refreshment” within any three-year period must be approved by independent shareholders of the Company in a manner compliant with Chapter 17 of the Hong Kong Listing Rules in force from time to time. The Scheme Mandate Limit so refreshed shall not exceed 10% of the total number of issued Shares as of the date of the shareholders’ approval of the refreshing of the Scheme Mandate Limit.

3.5            Grants beyond the Scheme Mandate Limit. The Company may seek separate approvals from relevant independent shareholders for the refreshment of the Scheme Mandate Limit in a manner as allowed under the Hong Kong Listing Rules before granting additional Awards beyond the original Scheme Mandate Limit.

3.6            Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards granted to Employee Participants shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, and (ii) any additional Awards the Committee may grant in respect of (A) sign-on or make-whole grants to new Employee Participants, (B) grants of Awards with performance-based vesting conditions, (C) grants of Awards that are made in batches for administrative or compliance reasons, (D) grants of Awards that vest evenly over a period of 12 months or more, (E) grants of Awards with a total vesting and holding period of more than 12 months, and (F) Shares subject to a minimum holding period of 12 months which are delivered to an Employee Participant under his/her compensation arrangements with the Company; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award in cases of retirement, separation, retention arrangements, death, or Disability or a change in control as set out under Section 11.2, in the terms of the Award Agreement or otherwise. The Committee shall when determining the vesting period of each grant of Award consider the purpose of the Plan, including but not limited to attraction and retention of individuals to the Company, motivation of performance and provision of competitive incentive opportunities.

Article 4
ELIGIBILITY AND PARTICIPATION AND GRANT OF AWARDS

4.1            Eligibility. Persons eligible to participate in this Plan include Employee Participants, Related Entity Participants, and Service Providers, as determined by the Committee.

4.2            Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan, with such selection to be determined on the basis of their contributions to the development and growth of the Company, as determined by the Company. No Eligible Individual shall have an automatic right to be granted an Award pursuant to the Plan.

10

4.3            Terms and Conditions. The Committee is authorized to and shall determine the amount, terms and conditions of, the Awards (including, without limitation, the performance targets as assessed in accordance with the Performance Measures during a specified performance period which must be achieved, the vesting period, the restrictions applicable to each Award, and the conditions on the issuance of such Award as it deems appropriate).

4.4            Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

4.5            Lapse of Awards. Unless otherwise set forth in the Award Agreement or determined by the Committee, Awards shall cease to vest upon the termination of the Participant’s employment or service with the Service Recipient. In the event an Option or SAR expires without being exercised during the period prescribed under Section 5.1(c) (Section 8.1(b) with respect to SAR) or an Award (other than Option and SAR) does not vest, such Award shall be immediately forfeited and automatically lapse without action on the part of the Participant and for no consideration. The Company shall owe no liability to any participant for the forfeiture and lapse of any Award under this paragraph.

4.6            Cancellation of Awards. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Service Recipients operate or have Eligible Individuals, or in order to comply with the requirements of any securities exchange, the Committee, in its sole discretion, shall have the power and authority to cancel Awards. The Committee may, with the consent of the relevant Participants, at any time at its absolute discretion cancel any Awards granted. Where the Company cancels Awards and makes an offer of the grant of new Awards to the same Participant, the offer of the grant of such new Awards may only be made under this Plan with available Scheme Mandate Limit approved by the shareholders of the Company as set out under Section 3.1. The Awards canceled will be regarded as utilized for the purpose of calculating the Scheme Mandate Limit in accordance with the requirement under Section 3.13.1(b).

4.7            Timing on the Grant of Awards. No Awards shall be granted in the periods prohibited under Applicable Laws, including but not limited to Rule 17.05 of the Hong Kong Listing Rules.

4.8            Payment on application or acceptance of an Award. Except as required by Applicable Laws, a Participant is not required to pay any amount in order to apply or accept an Award.

11

Article 5
OPTIONS

5.1            General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)            Vesting Period. The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on performance objectives as assessed in accordance with the Performance Measures or other vesting criteria. At any time after grant of an Option, the Committee may, in its sole discretion, accelerate the period during which an Option vests; provided, unless otherwise set out in Section 3.6, the vesting period of an Award of Option shall not be less than 12 months from the date of grant of such Award.

(b)            Exercise Price. The exercise price per Share or ADS subject to an Option shall be determined by the Committee at the time the Option is granted and set forth in the Award Agreement which may be a price related to the Fair Market Value of the NYSE-traded ADSs (two NYSE-traded ADSs representing one Shares), applicable; provided, however, that the exercise price shall not be less than the higher of (i) the Fair Market Value of an NYSE-traded ADS (two NYSE-traded ADSs representing one Share) on the date of grant (which must be a trading day for the NYSE) and (ii) the average Fair Market Value of an NYSE-traded ADS (two NYSE-traded ADSs representing one Share) for the five trading days for the NYSE immediately preceding the date of grant (or, if greater, the par value of a Share on such date(s)). Subject to the terms and conditions of the Plan, Applicable Laws, and approval, waiver, confirmation or otherwise as applicable from the Hong Kong Stock Exchange, the exercise price per Share subject to an Option may be amended or adjusted in the discretion of the Committee. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants.

(c)            Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years from the date of grant of the Option. No Option may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the ten-year anniversary of the date on which the Option was granted (or such shorter period as determined by the Committee at the time of grant or as required by the Code or other Applicable Laws). The Committee shall also determine any conditions relating to exercise and vesting of an Option to the extent not inconsistent with the Plan, if any, that must be satisfied before all or part of an Option may be exercised, including setting any performance objectives as assessed in accordance with the Performance Measures or other vesting criteria.

(d)            Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Chinese Renminbi or Hong Kong Dollars, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) after the trading date the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

12

(e)            Term. The term of any Option granted under the Plan must not exceed ten (10) years from the date of grant. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of service of the Participant, and may amend any other term or condition of such Option relating to such a termination of service, provided always that the term of the Option must not exceed ten (10) years from the date of grant, to the extent permitted by Section 409A or Section 422 of the Code and the regulations thereunder.

(f)            Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2            Incentive Share Options. Incentive Share Options may only be granted to Employees of the Company, a Parent or Subsidiary of the Company. Incentive Share Options may not be granted to Non-Employee Directors, to Employees of a Related Entity (excluding a Parent) or to Service Providers. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)            Expiration of Option. An Incentive Share Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	Ten (10) years from the date it is granted, unless an earlier time is set in the Award Agreement, provided, however, that in the case an Incentive Share Option granted to a Participant who, at the time the Option is granted, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Share Option shall be five years from the date of grant thereof or such shorter term as set forth in the Award Agreement;

(ii)	Thirty (30) days after the Participant’s termination of employment as an Employee (save in the case of termination on account of Disability or death); and

13

(iii)	Thirty (30) days after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Share Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Share Option or dies intestate, by the person or persons entitled to receive the Incentive Share Option pursuant to the Applicable Laws of descent and distribution.

(b)            Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares (each represented by two ADSs) with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed US$100,000 (or the equivalent amount in other foreign currency) or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Share Options.

(c)            Exercise Price. The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company may not be less than 110% of Fair Market Value on the date of grant and such Option may not be exercisable for more than five years from the date of grant.

(d)            Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the delivery of such Shares to the Participant. The Committee, in its discretion, may impose restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares, forfeiture restrictions and such other factors as the Committee determines to be appropriate.

(e)            Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f)             Right to Exercise. During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant. No Incentive Share Options may be transferred or assigned.

14

Article 6
RESTRICTED SHARES

6.1            Grant of Restricted Shares. The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, subject to the limitations under Section 3.1, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant.

6.2            Restricted Shares Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Restricted Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the escrow agent designated by the Company until the restrictions on such Restricted Shares have lapsed.

6.3            Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Share). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4            Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

6.5            Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the escrow agent may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.6            Removal of Restrictions. Except as otherwise provided in this Article 6, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. Subject to Applicable Laws and the limitations under Section 3.6, the Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable restrictions as set out in this Plan and Applicable Laws. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

6.7            No Purchase Price. Grants of Award of Restricted Shares shall be made based on the basis of their contributions to the development and growth of the Group, as determined by the Committee, and the Participant is not required to pay any purchase price of Restricted Shares.

15

Article 7
RESTRICTED SHARE UNITS

7.1            Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, subject to the limitations under Section 3.1, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

7.2            Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine, subject to applicable restrictions as set out in this Plan and Applicable Laws.

7.3            Performance Objectives and Other Terms. The Committee, in its discretion, may set performance objectives as assessed in accordance with the Performance Measures or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Participants.

7.4            Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, in Shares or in a combination thereof.

7.5            Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

7.6            No Purchase Price. Grants of Award of Restricted Share Units shall be made based on the basis of their contributions to the development and growth of the Group, as determined by the Committee, and the Participant is not required to pay any purchase price of Restricted Share Units.

7.7            Vesting Period. Unless otherwise set out in Section 3.6, the vesting period of an Award of Restricted Share Unit shall be set by the Committee in its sole discretion and shall not be less than 12 months from the date of grant of such Award.

16

Article 8
SHARE APPRECIATION RIGHTS

8.1            Grant of Share Appreciation Rights.

(a)            A Share Appreciation Right may be granted to any Participant selected by the Committee. A Share Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b)            The term of any Share Appreciation Right granted under the Plan shall not exceed ten (10) years from the date of grant (or such shorter period as determined by the Committee at the time of grant or as required by the Code or other Applicable Laws). No Share Appreciation Right may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the ten-year anniversary of the date on which the Share Appreciation Right was granted (or such shorter period as determined by the Committee at the time of grant or as required by the Code or other Applicable Laws).

(c)            A Share Appreciation Right shall entitle the Participant (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share (represented by two ADSs) of the Share Appreciation Right from the Fair Market Value of a Share (represented by two ADSs) on the date of exercise of the Share Appreciation Right by the number of Shares (each represented by two ADSs) with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

8.2            Vesting Period. The period during which the right to exercise, in whole or in part, a SAR vests in the Participant shall be set by the Committee and the Committee may determine that a SAR may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on performance objectives as assessed in accordance with the Performance Measures or other vesting criteria. At any time after grant of a SAR, the Committee may, in its sole discretion, accelerate the period during which a SAR vests; provided, unless otherwise set out in Section 3.6, the vesting period of an Award of SAR shall not be less than 12 months from the date of grant of such Award.

8.3            Exercise Price. The exercise price per Share or ADS subject to a SAR shall be determined by the Committee at the time the SAR is granted and set forth in the Award Agreement which may be a price related to the Fair Market Value of the Shares or ADSs, applicable; provided, however, that the exercise price shall not be less than the higher of (i) the Fair Market Value of a Share (represented by two ADSs) on the date of grant (which must be a trading day for the NYSE) and (ii) the average Fair Market Value of a Share (represented by two ADSs) for the five trading days for the NYSE immediately preceding the date of grant (or, if greater, the par value of a Share on such date(s)). Subject to the terms and conditions of the Plan, Applicable Laws, and approval, waiver, confirmation or otherwise as applicable from the Hong Kong Stock Exchange, the exercise price per Share subject to a SAR may be amended or adjusted in the discretion of the Committee. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment of the exercise prices of SARs mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants.

17

8.4            Payment and Limitations on Exercise.

(a)            Payment of the amounts determined under Section 8.1(a) above shall be in cash, in Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b)            To the extent payment for a Share Appreciation Right is to be made in cash the Award Agreements shall, to the extent necessary to comply with the requirements to Section 409A of the Code, specify the date of payment which may be different than the date of exercise of the Share Appreciation Right. If the date of payment for a Share Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant shall be entitled to earnings on such amount until paid.

(c)            To the extent any payment under Section 8.1(a) is effected in Shares, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

Article 9
OTHER TYPES OF AWARDS

9.1            Dividend Equivalents. Subject to Section 409A of the Code, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award of Dividend Equivalents is granted and the date the Award vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

9.2            Share Payments. Any Participant selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Share Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the performance criteria as assessed in accordance with the Performance Measures or other specific criteria determined appropriate by the Committee, determined on or before the date such Share Payment is made.

9.3            Term. Except as otherwise provided herein and subject to Applicable Laws, the term of any Award of Dividend Equivalents or Share Payments shall be set by the Committee in its discretion.

9.4            No Purchase Price. The Participant is not required to pay any purchase price of any Award of Share Payments or Dividend Equivalent.

9.5            Vesting Period. Unless otherwise set out in Section 3.6, the vesting period of Awards of Dividend Equivalent award and Share Payment shall be set by the Committee in its sole discretion and shall not be less than 12 months from the date of grant of such Award.

18

9.6            Payable Upon Termination of Employment or Service. An Award of Dividend Equivalents or Share Payments shall only be payable while the Participant is an Employee Participant, a Related Entity Participant or a Service Provider, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Dividend Equivalents or Share Payments may be paid subsequent to a termination of employment or service, as applicable, or because of the Participant’s retirement, death or Disability, or otherwise.

9.7            Form of Payment. Payments with respect to any Awards granted under this Article 9 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

9.8            Award Agreement. All Awards under this Article 9 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

Article 10
ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

10.1          Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the Discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2          Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Committee’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. A copy of Award Agreement shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document.

10.3          Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. Subject to approval, waiver, confirmation or otherwise (as applicable) from the Hong Kong Stock Exchange, the Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Share Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish, subject to the following conditions: (i) an Award transferred shall not be assignable or transferable other than by will or the laws of descent and distribution; (ii) an Award transferred shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution), including without limitation, documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Laws, and (C) evidence the transfer, and on a basis consistent with the Company’s lawful issue of securities. In no event shall an Incentive Share Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Section 422 of the Code.

19

10.4          Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property jurisdiction, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5          Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award of Option or SAR, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws and, if applicable, the requirements of any stock exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by Applicable Laws, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award but instead such Shares shall be recorded on the books of the Company or, as applicable, its transfer agent or share plan administrator.

20

10.6          Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, and provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

10.7          Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in Chinese Renminbi, Hong Kong Dollars or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, by the Bloomberg.com for Hong Kong Dollars or for jurisdictions other than the PRC and Hong Kong, the exchange rate as selected by the Committee on the date of exercise.

Article 11
CHANGES IN CAPITAL STRUCTURE

11.1          Adjustments. In the event of a capitalization issue, rights issue, subdivision or consolidation of shares or reduction of capital, the number of securities available under this Plan, the terms of each outstanding Option and SAR (including the number of securities subject to each outstanding Option or SAR and the exercise price per Share) and the terms of each other outstanding Award (including the number of securities subject thereto), shall be appropriately adjusted by the Committee, and such adjustments to be made in the case of outstanding Awards shall be in accordance with the requirements under Section 409A of the Code and Rule 17.03(13) and the note thereto of the Hong Kong Listing Rules to the extent applicable. Only where approval, waiver, confirmation or otherwise as applicable from the Hong Kong Stock Exchange is obtained, in the event of any other equity restructuring event as defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation or any successor or replacement accounting standard, or any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing scenario may be made as determined to be appropriate and equitable by the Committee to the extent necessary to prevent dilution or enlargement of rights of Participants in accordance with the Applicable Laws and Rule 17.03(13) and the note thereto of the Hong Kong Listing Rules. In case of an adjustment pursuant to this Section 11.1, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

11.2          Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date as determined by the Committee when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code. Notwithstanding the foregoing, in no event shall the application of this Section 11.2 cause the vesting period of any Award of any Participant who is not an Employee Participant to be less than 12 months.

21

11.3          Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, to the extent permissible under the Applicable Laws, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.4          No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

Article 12
ADMINISTRATION

12.1          Committee. The Plan shall be administered by a committee of one or more members of the Board (the “Committee”) to whom the Board shall delegate the authority to grant or amend Awards to Participants other than any of the Committee members. Any grant or amendment of Awards to any Committee member shall then require an affirmative vote of a majority of the Board members who are not on the Committee. Notwithstanding the foregoing, the Compensation Committee or the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan if required by Applicable Laws, and with respect to Awards granted to the Committee members, independent Directors and executive officers of the Company and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board.

12.2          Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

22

12.3          Authority of the Committee. Subject to Applicable Laws and any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)            Designate Participants to receive Awards;

(b)            Determine the type or types of Awards to be granted to each Participant;

(c)            Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)            Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)            Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)             Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)            Decide all other matters that must be determined in connection with an Award;

(h)            Subject to Article 14, establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)             Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j)             Adjust the exercise price per Share subject to an Option in accordance with the provisions under the Plan and to the extent consistent with Applicable Laws; and

(k)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan, including design and adopt from time to time new types of Awards that are in compliance with Applicable Laws.

12.4          Decisions Binding. Subject to Applicable Laws, the Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

23

12.5          Delegation by Committee. Subject to Applicable Laws, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Article 13
EFFECTIVE AND EXPIRATION DATE

13.1          Effective Date. Subject to the prior approval by the Company’s shareholders, the Plan shall become effective as of the effective date of the dual primary listing of the Shares on the Main Board of the Hong Kong Stock Exchange (the “Effective Date”). The Plan will be deemed to be approved by the shareholders of the Company if it receives the affirmative vote of the holders of a majority of the share capital of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Memorandum of Association and Articles of Association and relevant the undertakings to the Hong Kong Stock Exchange prior to its secondary listing on the Main Board of the Hong Kong Stock Exchange.

13.2          Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Article 14
AMENDMENT, MODIFICATION, AND TERMINATION

14.1          Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan (and the Committee may amend any Award Agreement); provided, however, that:

(a)            To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required; and, if required by the relevant stock exchange and no exemption is claimed, without limiting the Committee’s power, authority and discretion to decide all other matters that shall be determined in connection with an Award as set out under Article 12, shareholder approval is required for any material amendments to the Plan, including but not limited to, (i) amendments to the Scheme Mandate Limit (other than any adjustment as provided by Article 11) and the Service Provider Sublimit pursuant to Section 3.1(a), as well as amendments to the sublimit of each Award (as applicable), (ii) amendments to the authority of the Board or the Committee to alter the term of the Plan pursuant to this Section 14.1; (iii) amendments to permit the Committee to extend the term of the Plan or the exercise period for an Option beyond ten (10) years from the date of grant, and (iv) amendments that will result in a material increase in benefits or a change in eligibility requirements.

(b)            If Applicable Laws require any amendment to the Plan, the Award Agreement and the terms of the Awards to seek the approval from the Company’s shareholders, the Board, the independent directors of the Board or the Committee, as applicable, such approval shall be obtained.

24

(c)            The amended Plan or the amended Award Agreement must still comply with the relevant Applicable Laws.

(d)            In the event the Company decides to follow home country practice as permitted by relevant NYSE rules, it shall so notify the NYSE that it is exempted from submitting the amendment, modification or termination of the Plan for shareholder approval and the approval of Board and Committee shall suffice, if and to the extent required by the rules of the NYSE.

(e)            In the event that the Plan is terminated while any Award remains outstanding (and, if applicable, unvested or unexercised), the provisions of this Plan shall remain in full force to the extent necessary to give effect to the vesting or exercise of any such Award.

14.2          Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.1 and as provided in the Plan or any Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant, unless the Committee expressly reserved the right to do so at the time the Award was granted.

Article 15
GENERAL PROVISIONS

15.1          No Rights to Awards. No Participant, whether Employee or other person, shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, whether Employees or other persons, uniformly.

15.2          Rights as Shareholders. No Award gives the Participant any of the rights of a Shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award and such Participant becomes a shareholder of record with respect to such Shares. Once a Participant becomes a shareholder of record with respect to the Shares subject to the Award, the Participant shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of the Shares; provided, however, that a distribution or dividend with respect to Shares subject to vesting conditions shall be subject to the same restrictions as the Shares with respect to which such distribution was made.

15.3          Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws, including without limitation the PRC tax laws, rules, regulations and government order, the Hong Kong tax laws, ordinance, rules and government order or the U.S. federal, state or local tax laws, as applicable. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income (or, if permitted by the Company, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).

25

15.4          Misconduct. If the Committee determines that an Employee Participant has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company or any Subsidiary; (b) breached any contract with or violated any fiduciary obligation to the Company or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to the Company or its Subsidiaries, the Committee may cause such Employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of any Corporate Transactions pursuant to Section 11.2, no outstanding Awards under the Plan shall be subject to forfeiture pursuant to this Section 15.4.

15.5          Clawback Mechanism and Recovery of Compensation. The Committee may provide in an Award Agreement or adopt a policy that provides that any outstanding Award subject to such Award Agreement or policy (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any such Award or Shares acquired under any such Award will be subject to forfeiture, clawback and disgorgement to the Company, with interest and other related earnings, under the circumstances that, (i) the Eligible Individual to whom the Award was granted violates any agreement, the Company’s policy or any other Applicable Laws applicable to the Eligible Individual, (ii) the Eligible Individual conducts any misconduct as set out under Section 15.4, or (iii) the Eligible Individual is convicted of any criminal offense involving his or her integrity or honesty, or any wrongdoing involving the Group’s financial statements, or other circumstances that require so as the Committee determines. Eligible Individual, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Committee, and to cause its beneficiaries or permitted transferees of the Eligible Individual to cooperate fully with the Committee, to effectuate any forfeiture, clawback or disgorgement required hereunder. Neither the Committee nor the Company nor any other person, other than the Eligible Individual to and his or her beneficiaries or permitted transferees, if any, will be responsible for any adverse tax or other consequences to an Eligible Individual to or his or her permitted transferees, if any, that may arise in connection with this Section 15.5.

15.6          No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

26

15.7          Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.8          Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to Section 15.19 of the Plan, the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.9          Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.10        Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.11        Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.12        Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

15.13        Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.14        Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

27

15.15        Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Cayman Islands. In the event any term of this Plan shall be inconsistent with or not in compliance with the applicable rules of the NYSE or the Hong Kong Stock Exchange, the applicable rules of the NYSE or the Hong Kong Stock Exchange shall prevail.

15.16        Section 409A. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

15.17        U.S. Securities Law. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the Participant is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

15.18        Appendices. Subject to Applicable Laws and the Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall be inconsistent with the requirements as set out under Article 14, including but not limited to increasing the share limitation contained in Section 3.1 of the Plan without the approval of the shareholders of the Company.

28

15.19        Disclaimer with Respect to PRC Residents. Each Participant who is a resident of the PRC under applicable PRC laws and regulations (a “PRC Resident”) may be required to (a) file or register with, individually or collectively, as the case may be, the State Administration of Foreign Exchange of the PRC (“SAFE”) and any other governmental authorities having jurisdiction over the PRC Resident before the PRC Resident can lawfully own any Shares, and (ii) secure approval from SAFE according to the applicable rules and regulations then in effect before the PRC Resident can purchase foreign exchange with Renminbi, unless the PRC Resident otherwise legally owns foreign exchange for the exercise or settlement of the PRC Resident’s Awards, and such filing or approval is not always attainable, and if the PRC Resident fails to secure filing with or approval from the PRC authorities, the PRC Resident may have difficulties either to remit foreign exchange to the Company to exercise or settle the PRC Resident’s Awards or to receive proceeds and/or to convert the proceeds into Renminbi when the PRC Resident sells Shares issued pursuant to the Award. Failure to comply with these rules may also result in sanctions under the PRC foreign exchange regulations. It is the PRC Resident’s duty to ensure full compliance with these PRC regulations at the PRC Resident’s own expense, and the Company assumes no responsibility to seek proper filing or approval on the PRC Resident’s behalf prior to the initial public offering of the Company. The PRC Resident may have the foreign exchange related issues handled by a domestic agency selected by a PRC Subsidiary, if applicable. However, the PRC Resident shall undertake all the agency fees thereof. The PRC Resident shall indemnify the Company and any of its Related Entities in the event that any such PRC Resident is penalized by SAFE as a result of such PRC Resident’s failure to comply with any applicable rules and regulations then in effect.

29